                                                                      EXHIBIT 28

                  COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY


MENTOR GRAPHICS CORPORATION,           )
an Oregon Corporation, and MGZ CORP.,  )
a Delaware corporation,                )
                                       )
               Plaintiffs,             )      Civil Action No. 16584-NC
                                       )
     v.                                )
                                       )
QUICKTURN DESIGN SYSTEMS, INC.         )
GLEN M. ANTLE, KEITH R. LOBO, RICHARD  )
C. ALBERDING, MICHAEL R. D'AMOUR,      )
YEN-SON (PAUL) HUANG; DAVID K. LAM and )
CHARLES D. KISSNER,                    )
                                       )
               Defendants.             )


                    ANSWER TO VERIFIED AMENDED COMPLAINT FOR
                       DECLARATORY AND INJUNCTIVE RELIEF
                    ----------------------------------------

          Quickturn Design Systems, Inc. ("Quickturn"), Keith R. Lobo, Glen M. Antle, Richard C. Alberding, Michael R. D'Amour, Yen-Son (Paul) Huang, Dr. David
K. Lam, William A. Hasler, and Charles D. Kissner (collectively "Defendants") answer the Verified Amended Complaint for Declaratory and Injunctive Relief of Plaintiffs Mentor Graphics Corporation and MGZ Corp (collectively "Mentor Graphics" or "Plaintiffs") as follows:

          1. Defendants admit that on August 12, 1998, Mentor Graphics announced a tender offer for outstanding shares of Quickturn common stock. Defendants further admit that on August 12, 1998, Mentor Graphics filed with the Securities and Exchange Commission ("SEC") preliminary proxy solicitation materials. Except as expressly admitted, Defendants deny each and every allegation in Paragraph 1.

          2. Defendants are without knowledge or information sufficient to form a belief as to the truth of the allegations contained in Paragraph 2, and on that basis deny each and every allegation contained therein.

          3. Defendants admit that on August 24, 1998, the Quickturn Board announced its rejection of Mentor Graphics' tender offer. Defendants aver that Quickturn's August 24, 1998 press release and its Schedule 14D-9 filed with the SEC on that same day speak for themselves. Except as expressly admitted or averred, Defendants deny each and every allegation in Paragraph 3.

          4. Defendants admit that in January 1996 the Quickturn Board adopted a stockholders Rights Plan ("Rights Plan"). Defendants admit that after August 12, 1998, the Quickturn Board amended the Rights Plan. Defendants admit that the original Rights Plan and the amendment thereto were not voted upon by Quickturn's stockholders. Defendants aver that the Rights Plan and the amended Rights Plan speak for themselves. Except as expressly admitted or averred, Defendants deny each and every allegation in Paragraph 4.

          5. Defendants aver that the tender offer speaks for itself. Except as so averred, Defendants deny each and every allegation in Paragraph 5.

          6. Defendants are without knowledge or information sufficient to form a belief as to the truth of the allegations contained in Paragraph 6, and on that basis deny each and every allegation contained therein.

          7. Defendants are without knowledge or information sufficient to form a belief as to the truth of the allegations contained in Paragraph 7, and on that basis deny each and every allegation contained therein.

          8.  Defendants admit the allegations in Paragraph 8.

          9.  Defendants admit the allegations in Paragraph 9.

          10.  Defendants admit the allegations in Paragraph 10.

          11. Defendants aver that the Rights Plan speaks for itself. Except as so averred, Defendants deny each and every allegation in Paragraph 11.

          12. Defendants aver that the Rights Plan speaks for itself. Except as so averred, Defendants deny each and every allegation in Paragraph 12.

          13. Defendants aver that the Rights Plan speaks for itself. Except as so averred, Defendants deny each and every allegation in Paragraph 13.

          14. Defendants aver that the Rights Plan speaks for itself. Except as so averred, Defendants deny each and every allegation in Paragraph 14.

          15. Defendants aver that Quickturn's August 24, 1998 Schedule 14-D-9 speaks for itself. Except as so averred, Defendants deny each and every allegation in Paragraph 15.

          16. Defendants are without knowledge or information sufficient to form a belief as to the truth of the allegations contained in Paragraph 16, and on that basis deny each and every allegation contained therein.

          17. Defendants admit that Quickturn has not opted out of Section 203 of the Delaware General Corporation Law. Defendants aver that Section 203 speaks for itself. Except as expressly admitted or averred, Defendants deny each and every allegation in Paragraph 17.

          18. Defendants aver that Section 203 speaks for itself. Except as so averred, Defendants deny each and every allegation in Paragraph 18.

          19. Defendants are without knowledge or information sufficient to form a belief as to the truth of the allegations contained in Paragraph 19, and on that basis deny each and every allegation contained therein.

          20. Defendants aver that Section 2115 of the California General Corporation Law speaks for itself. Except as so averred, Defendants deny each and every allegation in Paragraph 20.

          21. Defendants aver that Section 2115 speaks for itself. Defendants admit that Quickturn has at least 800 stockholders. Except as so admitted or averred, Defendants deny each and every allegation in Paragraph 21.

          22. Defendants aver that Section 2115 and Section 1101(e) speak for themselves. Except as so averred, defendants deny each and every allegation in Paragraph 22.

          23. Defendants are without knowledge or information sufficient to form a belief as to the truth of the allegations in Paragraph 23 regarding Plaintiffs' beliefs, and on that basis deny each and every allegation in Paragraph 23.

          24.  Defendants deny each and every allegation in Paragraph 24.

          25. Defendants admit that on August 11, 1998, Walden Rhines presented Mentor Graphics' tender offer to Defendant Antle. Defendants admit that Defendant Antle stated to Rhines that Antle would communicate the offer to the Quickturn Board. Except as expressly admitted, Defendants deny each and every allegation in Paragraph 25.

          26. Defendants admit that on or about August 14, 1998, Rhines telephoned Defendant Lobo. Defendants admit that Defendant Lobo indicated that he would communicate Rhines' position to the Quickturn Board. Except as expressly admitted, Defendants deny each and every allegation in Paragraph 26.

          27. Defendants admit that on August 24, 1998, Quickturn announced that the Quickturn Board had rejected the tender offer. Defendants aver that Quickturn's Schedule 14D-9 submitted to the SEC on August 24, 1998, speaks for itself. Except as expressly admitted or averred, Defendants deny each and every allegation in Paragraph 27.

          28.  Defendants deny each and every allegation in Paragraph 28.

          29. Defendants aver that Quickturn's August 24, 1998 Schedule 14D-9 and the Quickturn bylaws speak for themselves. Except as so averred, Defendants deny each and every allegation in Paragraph 29.

          30. Defendants aver that the amendment to the Rights Plan speaks for itself. Except as so averred, Defendants deny each and every allegation in Paragraph 30.

          31.  Defendants deny each and every allegation in Paragraph 31.

          32. Defendants aver that Quickturn's August 24, 1998 Schedule 14D-9 speaks for itself. Except as so averred, Defendants deny each and every allegation in Paragraph 32.

          33.  Defendants deny each and every allegation in Paragraph 33.

          34. Defendants admit that Mentor Graphics filed with the SEC on August 12, 1998 preliminary proxy solicitation materials. Defendants further admit that Mentor Graphics filed definitive proxy solicitation materials with the SEC on August 20, 1998. Defendants are without knowledge or information sufficient to form a belief as to the truth of the allegations concerning Mentor Graphics intentions, and on that basis deny each and every allegation in Paragraph 34, except as expressly admitted.

          35. Defendants aver that Section 2.3 of Quickturn's bylaws speaks for itself. Defendants are without knowledge or information sufficient to form a belief as to the truth of the allegations in Paragraph 35 regarding Mentor Graphics' knowledge or expectations, and on that basis deny each and every allegation contained therein.

          36.  Defendants deny each and every allegation in Paragraph 36.

          37. Defendants admit that Mentor Graphics demanded Quickturn produce a list of stockholders and related stock list materials on August 12, 1998. Defendants admitted that Quickturn responded to the demand on August 19, 1998, and stated that the stock list materials would be made available at noon on August 25, 1998. Except as expressly admitted, Defendants deny each and every allegation in Paragraph 37.

          38.  Defendants deny each and every allegation in Paragraph 38.

          39. Defendants are without knowledge or information sufficient to form a belief as to the truth of the allegations contained in Paragraph 39 regarding Mentor Graphics' beliefs and intentions, and on that basis deny each and every allegation contained therein.

          40. Defendants are without knowledge or information sufficient to form a belief as to the truth of the allegations contained in Paragraph 40 regarding Mentor Graphics' intentions, and on that basis deny each and every allegation contained therein.

          41. Defendants are without knowledge or information sufficient to form a belief as to the truth of the allegations contained in Paragraph 41 regarding Mentor Graphics' beliefs, and on that basis deny each and every allegation contained therein.

          42.  Defendants deny each and every allegation in Paragraph 42.

          43.  Defendants deny each and every allegation in Paragraph 43.

          44. Defendants incorporate by reference their answers to Paragraph 1 through 43 above as if fully set forth herein.

          45. To the extent that the allegations in paragraph 45 assert legal conclusions, no responsive pleading is required. To the extent a responsive pleading is deemed required, the Individual Defendants admit they owe Quickturn's stockholders fiduciary duties. However, except as expressly admitted, Defendants deny each and every allegation in Paragraph 45.

          46.  Defendants deny each and every allegation in Paragraph 46.

          47.  Defendants deny each and every allegation in Paragraph 47.

          48.  Defendants deny each and every allegation in Paragraph 48.

          49.  Defendants deny each and every allegation in Paragraph 49.

          50.  Defendants deny each and every allegation in Paragraph 50.

          51. Defendants incorporate by reference their answers to Paragraphs 1 through 50 above as if fully set forth herein.

          52. To the extent that the allegations in paragraph 52 assert legal conclusions, no responsive pleading is required. To the extent a responsive pleading is deemed required, the Individual Defendants admit they owe Quickturn's stockholders fiduciary duties. However, except as expressly admitted, Defendants deny each and every allegation in Paragraph 52.

          53. Defendants aver that Section 203 speaks for itself. Except as so averred, Defendants deny each and every allegation in Paragraph 53.

          54.  Defendants deny each and every allegation in Paragraph 54.

          55.  Defendants deny each and every allegation in Paragraph 55.

          56.  Defendants deny each and every allegation in Paragraph 56.

          57. Defendants incorporate by reference their answers to Paragraph 1 through 56 above as if fully set forth herein.

          58. To the extent that the allegations in paragraph 58 assert legal conclusions, no responsive pleading is required. To the extent a responsive pleading is deemed required, the Individual Defendants admit they owe Quickturn's stockholders fiduciary duties. However, except as expressly admitted, Defendants deny each and every allegation in Paragraph 58.

          59.  Defendants deny each and every allegation in Paragraph 59.

          60.  Defendants deny each and every allegation in Paragraph 60.

          61.  Defendants deny each and every allegation in Paragraph 61.

          62. Defendants incorporate by reference their answers to Paragraphs 1 through 61 above as if fully set forth herein.

          63. To the extent that the allegations in paragraph 63 assert legal conclusions, no responsive pleading is required. To the extent a responsive pleading is deemed required, the Individual Defendants admit they owe Quickturn's stockholders fiduciary duties. However, except as expressly admitted, Defendants deny each and every allegation in Paragraph 63.

          64.  Defendants deny each and every allegation in Paragraph 64.

          65.  Defendants deny each and every allegation in Paragraph 65.

          66.  Defendants deny each and every allegation in Paragraph 66.

          67.  Defendants deny each and every allegation in Paragraph 67.

          68.  Defendants deny each and every allegation in Paragraph 68.

          69. Defendants incorporate by reference their answers to Paragraphs 1 through 68 above as if fully set forth herein.

          70. To the extent that the allegations in paragraph 70 assert legal conclusions, no responsive pleading is required. To the extent a responsive pleading is deemed required, the Individual Defendants admit they owe Quickturn's stockholders fiduciary duties. However, except as expressly admitted, Defendants deny each and every allegation in Paragraph 70.

          71.  Defendants deny each and every allegation in Paragraph 71.

          72.  Defendants deny each and every allegation in Paragraph 72.

          73.  Defendants deny each and every allegation in Paragraph 73.

          74. Defendants incorporate by reference their answers to Paragraphs 1 through 73 above as if fully set forth herein.

          75. To the extent that the allegations in paragraph 75 assert legal conclusions, no responsive pleading is required. To the extent a responsive pleading is deemed required, the Individual Defendants admit they owe Quickturn's stockholders fiduciary duties. However, except as expressly admitted, Defendants deny each and every allegation in Paragraph 75.

          76.  Defendants deny each and every allegation in Paragraph 76.

          77.  Defendants deny each and every allegation in Paragraph 77.

                              AFFIRMATIVE DEFENSES
                              --------------------

                           First Affirmative Defense
                           -------------------------

          The amended complaint fails to state any claim upon which the relief requested can be granted.

                           Second Affirmative Defense
                           --------------------------

          This action is barred in whole or in part by the equitable doctrine of unclean hands.

                           Third Affirmative Defense
                           -------------------------

          The amended complaint fails to set forth or demonstrate the equitable prerequisites to injunctive relief.

                           Fourth Affirmative Defense
                           --------------------------

          The amended complaint is vague, uncertain, ambiguous and unintelligible.

                                    MORRIS NICHOLS ARSHT & TUNNELL


                                    /s/ William M. Lafferty
                                    ------------------------------
                                    Kenneth J. Nachbar
                                    William M. Lafferty
                                    1201 N. Market Street
                                    P.O. Box 1347
                                    Wilmington, DE  19899
                                    (302) 658-9200
                                     Attorneys for Defendants
                                     Quickturn Design Systems, Inc., Keith R.
                                     Lobo, Glen M. Antle, Richard C.
                                     Alberding, Michael R. D'Amour, Yen-Son
                                     (Paul) Huang, Dr. David K. Lam,
                                     William A. Hasler, and Charles D. Kissner

OF COUNSEL:

James A. DiBoise
David J. Berger
Wilson Sonsini Goodrich & Rosati, PC
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300


September 14, 1998

                             CERTIFICATE OF SERVICE
                             ----------------------

          I hereby certify that on this 14th day of September, 1998, a copy of the foregoing Answer to the Verified Amended Complaint for Declaratory and Injunctive Relief was served upon the following counsel of record:

                      VIA HAND DELIVERY
                      -----------------
                      Kevin G. Abrams, Esquire
                      Richards, Layton & Finger
                      One Rodney Square
                      Wilmington, DE  19899

                      Norman M. Monhait, Esquire
                      Rosenthal, Monhait, Gross & Goddess, P.A.
                      Suite 1401, Mellon Bank Center
                      P.O. Box 1070
                      Wilmington, Delaware 19899


                      VIA OVERNIGHT MAIL
                      ------------------

                      Christopher L. Kaufman
                      Latham & Watkins
                      75 Willow Road
                      Menlo Park, CA  94025



                                         ______________________________
                                               William M. Lafferty